UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

MEI Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41827	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd., Suite 150 San Diego, California	92121
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (858) 369-7100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	MEIP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                          Entry into a Material Definitive Agreement.

On September 3, 2025, MEI Pharma, Inc. (the “Company”), entered into a master loan agreement (the “Agreement”) with BitGo Prime, LLC (“Lender”). The Agreement creates a framework under which the Company may borrow any digital assets or cash from Lender from time to time. Each loan is documented in a separate loan request agreed to by the parties setting forth the specific terms, including principal amount, fees, collateral requirements, and the date on which the loan is to commence and mature.

The loan fee, effectively the interest rate on the borrowed amounts, is to be determined for each loan and is calculated on a daily basis at the annualized rate specified in each confirmation.

Each loan may have a fixed term, or may include a call option or prepayment option, as specified in each loan request. In general, either party can terminate a loan by providing notice within the time frame set forth in the Agreement. Upon termination, the borrowed digital assets or cash must be returned, and the related collateral released.

Borrowings under the Agreement are secured by collateral in favor of the Lender. Collateral may include cash or other forms agreed upon by the Parties. The collateral’s required value is typically higher than the borrowed amount, subject to margin calls as set forth in the Agreement. If the value of posted collateral falls below the margin call threshold, the Company must promptly post additional collateral. Failure to maintain sufficient collateral can result in an event of default and remedies available to the Lender, including the right to liquidate pledged collateral.

The Agreement contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default.

The foregoing is a summary of the material terms of the Agreement, and it is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                          Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

10.1	Master Loan Agreement, dated September 3, 2025, between BitGo Prime, LLC and MEI Pharma, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 4, 2025	By:	/s/ Justin J. File
Justin J. File Acting Chief Executive Officer, Chief Financial Officer and Secretary